UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2011

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

           This Current Report on Form 8-K and other reports filed by Lightyear Network Solutions, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On April 21, 2011, Gary R. Donahee resigned as a director of the Company.  At the time of his resignation, Mr. Donahee was a member of the Company’s Audit and Compensation Committees.  At the time of his resignation, Mr. Donahee indicated that he objected to the Company’s appointment of Stephen M. Lochmueller as the Company’s Chief Executive Officer.  He also objected to the terms of the Consulting and Non-Competition Agreement (the “Henderson Agreement”) between the Company and J. Sherman Henderson III because the Henderson Agreement does not provide that Mr. Henderson be released from all personal guarantees of indebtedness. The Henderson Agreement is described in greater detail in Item 5.02(e), below.

(b) & (c) On April 21, 2011, the Company’s board of directors (the “Board”) appointed J. Sherman Henderson, III to serve the Company in an advisory capacity and with the honorary titles of Founder and Chair Emeritus, effective May 1, 2011.  Through April 30, 2011, Mr. Henderson will continue to serve as the Company’s Chief Executive Officer.  Mr. Henderson will remain a director of the Company.

On April 21, 2011, the Board appointed Stephen M. Lochmueller as the Company’s Chief Executive Officer and Randy Ammon as the Company’s President and Chief Operating Officer, all effective May 1, 2011.  Through April 30, 2011, Mr. Lochmueller will continue to serve as the Company’s President.

Mr. Lochmueller, age 58, has been President of the Company since April 29, 2010.  Previously, Mr. Lochmueller served as the Company’s Chief Operating Officer beginning August 31, 2009.  From 2003 until 2009, Mr. Lochmueller served as President & CEO of Somerset Acquisition, LLC d/b/a Somerset Houseboats.  Mr. Lochmueller has more than 30 years of entrepreneurial business experience. His management and leadership skills include startups, multi-channel distribution, P & L, turnarounds and executive level oversight. His entry into the telecommunications industry began in 1985 when he joined McCaw Cellular as a General Manager. In late 1992, Mr. Lochmueller was appointed as the Commonwealth of Kentucky’s Technology & Communications Liaison to state agencies by then governor Brereton Jones.  In late 1993, Mr. Lochmueller became Vice-President of Horizon Cellular until he was recruited to be an Area General Manager for startup Nextel Partners. In the early 2000s, Mr. Lochmueller served as Regional Vice President for Leap Wireless, a spin-off of Qualcomm. Mr. Lochmueller is a graduate of the University of Kentucky with a BGS degree.

Mr. Ammon, age 50, has been the Company’s Chief Operating Officer since April 29, 2010, having initially served as a consultant beginning in February 2010.  From 2005 until his appointment with the Company, Mr. Ammon owned and operated PWE Inc., a consulting firm focused on business and project budget development, project management, and business systems process redefinition and implementation.  Before PWE, Mr. Ammon spent seven years as Director of Business Operations for Nextel Partners, Inc.  Mr. Ammon received his B.A. in Accounting from Gustavus Adolphus College.

The Company has not had any disclosable related party transactions with either Mr. Lochmueller or Mr. Ammon, nor did the Company enter into a new compensatory arrangement with either person in connection with these appointments.

(d)	Not applicable.

(e)           On April 21, 2011, the Company, LY Holdings, LLC (“LYH”) and Mr. Henderson entered into the Henderson Agreement under which Henderson will provide consulting services to the Company under the titles, Founder and Chair Emeritus.  The Henderson Agreement will become effective May 1, 2011 and terminate on April 30, 2012. Under the Henderson Agreement, Mr. Henderson will be paid a stipend of $296,000, paid ratably over the term.  Also under the Henderson Agreement and during its term, LYH agrees to vote shares of the Company’s common stock that it owns in favor of Mr. Henderson as a Company director. The Henderson Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, terminates Mr. Henderson’s Employment Agreement with the Company which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 12, 2010.

Item 9.01.            Financial Statement and Exhibits.

(d)	Exhibits.

10.1	Consulting and Non-Competition Agreement dated as of May 1, 2011 by and between the Company, LY Holdings, LLC and J. Sherman Henderson III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: April 27, 2011	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
President